UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 26, 2009, Abitibi-Consolidated Inc. ("Abitibi"), a subsidiary of AbitibiBowater Inc., certain of Abitibi's subsidiaries and affiliates, Citibank N.A. ("Citibank"), Eureka Securitisation, plc (the "Investor") and Citibank N.A., London Branch (the "Agent") entered into a waiver and amendment (the "Waiver and Amendment") to Abitibi's Amended and Restated Receivables Purchase Agreement dated January 31, 2008 (the "RPA").  The parties entered into the Waiver and Amendment following the Agent's prior notification to Abitibi that the average of the delinquency ratios for the month of January and the two immediately preceding calendar months exceeded the maximum percentage permitted, which constituted an event of termination under the terms of the RPA.  Pursuant to the Waiver and Amendment, the parties agreed to waive (a) the event of termination under the RPA and (b) Abitibi's potential non-compliance with the delinquency ratios, until the earliest of the following dates (the "Waiver Termination Date"):  (i) March 27, 2009, (ii) the date on which Abitibi or any of its affiliates enter into any amendment to Abitibi's term loan and (iii) the date on which the term loan becomes due and payable or is prepaid or repaid in full.  The Waiver and Amendment also reduced the maximum commitment under the RPA from $350 million to $210 million.  As of February 27, 2009, Abitibi had approximately $201 million outstanding under the RPA.

As consideration for entering into the Waiver and Amendment, Abitibi is required to pay a fee equal to 5% of $210 million, of which $7 million was paid on February 26, 2009 and $3.5 million must be paid on the earliest of (i) March 19, 2009, (ii) the Waiver Termination Date and (ii) the termination of the RPA.

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Item 9.01.	Financial Statements and Exhibits

                    (d)          Exhibits

10.1

Waiver and Amendment No. 3 to Amended and Restated Receivables Purchase Agreement, dated as of February 26, 2009 to the Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2008 by and among Abitibi-Consolidated U.S. Funding Corp., Eureka Securitisation, plc, as an investor, Citibank, N.A., as a bank, Citibank, N.A., London Branch, as operating agent for the investors and the banks, Abitibi Consolidated Sales Corporation, as an originator and as servicer and Abitibi-Consolidated Inc., as an originator and subservicer.

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Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ William G. Harvey
Dated: March 4, 2009		Name: William G. Harvey
Title: Senior Vice-President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Waiver and Amendment No. 3 to Amended and Restated Receivables Purchase Agreement, dated as of February 26, 2009 to the Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2008 by and among Abitibi-Consolidated U.S. Funding Corp., Eureka Securitisation, plc, as an investor, Citibank, N.A., as a bank, Citibank, N.A., London Branch, as operating agent for the investors and the banks, Abitibi Consolidated Sales Corporation, as an originator and as servicer and Abitibi-Consolidated Inc., as an originator and subservicer.

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